Exhibit 99.1
Ovid Therapeutics Reports Second Quarter 2023 Financial Results and Corporate Updates
•Completed single ascending dose (SAD) portion of Phase 1 trial evaluating OV329, a potential next-generation GABA-aminotransferase inhibitor

•Executed equity investment and initiated collaboration with Graviton Bioscience to develop highly selective ROCK2 inhibitors for rare neurological conditions

•Expanded scientific leadership team with appointments of Chief Scientific Officer and Chief Medical Officer

•Regulatory filings for soticlestat in Lennox-Gastaut syndrome and Dravet syndrome continue to be anticipated by Takeda in its fiscal year 2024

NEW YORK, August 4, 2023 -- Ovid Therapeutics Inc. (NASDAQ: OVID), a biopharmaceutical company committed to developing medicines that transform the lives of people with rare epilepsies and seizure-related disorders, today reported business updates and financial results for the second quarter ended June 30, 2023.

“In the second quarter, we accomplished a strategic milestone for Ovid. We added a novel clinical stage program and a library of potential first-in-class and best-in-class ROCK2 inhibitors to our pipeline through an exclusive license and collaboration agreement with Graviton. We believe these ROCK2 inhibitor programs add an important therapeutic platform to our pipeline and may address the underlying causes of several neurological disorders,” said Dr. Jeremy Levin, D. Phil, MB BChir, Chairman and CEO of Ovid. “Both the ROCK2 inhibitor and KCC2 activator portfolios are platforms that we believe can become the foundation for multiple future medicines in epilepsies, seizure-related disorders and other brain diseases. Our experienced team, under the leadership of Drs. Zhong Zhong and Manoj Malhotra, as our respective Chief Scientific and Chief Medical Officers, is focused on advancing compounds with these unique mechanisms of action for seizure-related disorders. Additionally, we are investigating further indications and intend to seek development partnerships to explore the full potential of our compounds and platforms."

Clinical & Research Pipeline Updates

•OV329, a potential next generation GABA-aminotransferase (GABA-AT) inhibitor, has completed the SAD portion of a Phase 1 trial. The Company has seen no safety signals in the single ascending dose cohorts in healthy human volunteers. Ovid anticipates full Phase 1 findings in the first half of 2024, including biomarker data that may serve as a proxy for seizure reduction efficacy. Additional animal and non-clinical efficacy and toxicology studies are currently ongoing to further support clinical development and indication selection. OV329 is a more potent GABA-AT inhibitor that we believe has different physiochemical, pharmacokinetic and pharmacodynamic properties as compared to prior compounds in the class. We believe OV329 may provide significant characteristics including seizure reduction efficacy, an improved safety profile, and preferable (lower) dosing.

•Graviton collaboration for the development of novel ROCK2 inhibitors. In May 2023, Ovid made an equity investment and entered into a license and collaboration agreement with Graviton to develop and commercialize medicines for rare neurological conditions from Graviton’s library of highly selective, ROCK2 inhibitors. In June 2023, Ovid and Graviton initiated the first Joint Development Committee under the license and collaboration agreement, which will determine preferred formulations, compounds to develop, and clinical development plans. The collaborators intend to align on the initial development program in the second half of 2023, including plans to support a potential investigational new drug application (IND) and proof of concept trial in cavernous malformations of the brain in 2024.

•KCC2 activator portfolio and OV350 IND-supportive activities. Ovid is conducting multiple non-clinical studies to characterize the therapeutic potential of direct activation of the potassium chloride channel 2 co-transporter (KCC2) from its library of compounds. Preclinical activities remain on track to file the lead compound, OV350, for an IND in an epilepsy indication in 2024. The Company is also conducting animal studies to explore the role of KCC2 activation in conditions such as schizophrenia, pain and other cognitive and behavioral disorders. These non-epilepsy indications may represent future development collaboration opportunities.

•Takeda is executing two pivotal Phase 3 trials studying soticlestat for Lennox-Gastaut syndrome (LGS) and Dravet syndrome (DS). Takeda anticipates regulatory filings for soticlestat in its fiscal year 2024. Takeda repurchased Ovid's interest in soticlestat in 2021, and Ovid is subsequently eligible to receive regulatory and commercial milestone payments of up to $660 million, as well as royalties up to 20% on global sales, if regulatory approval is received and soticlestat is commercialized. Ovid has no ongoing obligations or costs associated with the development of soticlestat.

General Corporate & Business Update

•Research & Development Strategy: Ovid seeks to develop a leading pipeline of novel medicines for the potential treatment of epilepsies and seizure-related disorders. The mechanisms of action used in Ovid's compounds modulate either: novel biological targets implicated in neurological disorders or validated targets for which the Company believes it can deliver potential products with preferred safety, tolerability, and efficacy relative to previously approved medicines. With three active development programs and a financial stake in a fourth program (soticlestat), Ovid's R&D strategy and pipeline intends to: create targeted therapies that are important to medical practice, maximize opportunities to create value for stockholders, open multiple paths to potential partnership revenue, and risk mitigate the pipeline relative to any single program. For example, in addition to its core focus on epilepsies, the Company intends to pursue collaborations to investigate compounds from its ROCK2 inhibitor and KCC2 activator platforms for neurological conditions beyond seizures. This strategy provides multiple potential therapeutic opportunities.

•Financial strategy: Ovid anticipates its cash runway should fund operations into 2025 and will seek to extend the runway beyond this period. To support this strategy, management has taken several steps, including: directing its resources toward high-value R&D activities, continuing to institute efforts to optimize its infrastructure, seeking development partnership programs for its novel molecules outside of its core areas of focus, and continuing to benefit from and expand licensing transactions. In the second quarter of 2023, the Company instituted cost cutting measures, which included reductions to its general and administrative (G&A) functions to lower infrastructure costs and enhance efficiency as part of an ongoing operational initiative. In addition to its current runway projections, Ovid is eligible to receive significant additional non-dilutive capital from Takeda, if and when soticlestat is successfully approved and commercialized. Takeda has provided guidance that it anticipates filing for global regulatory approvals of soticlestat in its fiscal year 2024.

•Business development activities: Ovid’s future business development efforts are focused on exploring out-licensing opportunities for the Company's genetic programs as well as elements of its patent estate that are not needed for its development programs. Ovid intends to explore potential R&D collaborations to advance development opportunities for its KCC2 portfolio in non-core indications. Additionally, Ovid will explore commercial partnerships for some of its programs in territories outside the United States.

•Management updates: Ovid appointed Drs. Zhong Zhong and Manoj Malhotra to serve as its Chief Scientific Officer and Chief Medical Officer, respectively. They replace Dr. Claude Nicaise following his planned retirement last spring. Additionally, Meg Alexander was promoted to Chief Strategy Officer and will Chair the Joint Development Committee overseeing the development of ROCK2 inhibitors with Graviton.

Second Quarter 2023 Financial Results
•Cash, cash equivalents and marketable securities as of June 30, 2023, totaled $96.5 million.
•In the second quarter 2023, Ovid executed several non-routine non-operating cash expenditures. These included a $10 million equity investment in Graviton Bioscience as part of the research collaboration entered into in May 2023, and $3.5 million in funding for annual research and development activities conducted by Gensaic Therapeutics, Inc. as part of Ovid's collaboration with Gensaic.
•Revenue was $75,000 for the three months ended June 30, 2023, as compared to no revenue recognized in the same period of 2022.
•Research and development expenses were $6.0 million for the three months ended June 30, 2023, which was consistent with the same period in 2022.
•General and administrative expenses were $8.2 million for the three months ended June 30, 2023, as compared to $8.3 million for the same period in 2022. Second quarter expenses included severance costs following a headcount reduction that primarily impacted roles within Ovid's G&A functions in June 2023.
•Total operating expenses were $14.2 million in the three months ended June 30, 2023, as compared to $14.3 million for the same period last year. These include non-recurring or non-cash operating expenses of $3.8 million, comprised of $1.9 million in stock-based compensation, $1.1 million in severance expenditures from the organizational changes executed in June 2023, and amortization and depreciation expenses of $700,000. These compare to a total of $2.3 million in non-recurring or non-cash operating expenses incurred in the same period in 2022.
•Ovid reported a net loss of $12.4 million, or basic and diluted net loss per share attributable to common stockholders of $0.18, for the three months ended June 30, 2023, as compared to a net loss of $14.6 million, or basic and diluted net loss per share attributable to common stockholders of $0.21, for the same period in 2022.

About Ovid Therapeutics
Ovid Therapeutics Inc. is a New York-based biopharmaceutical company striving to conquer seizures and intractable brain disorders with courageous science. Ovid’s focused pipeline of small molecule candidates seeks to meaningfully improve the lives of people and families affected by rare epilepsies and seizure-related disorders. Ovid seeks to develop: GV101, a potent and highly selective ROCK2 inhibitor, for the potential treatment of lesions associated with cerebral cavernous malformations; OV329, a GABA-aminotransferase inhibitor, for treatment-resistant seizures; and OV350, a direct activator of the KCC2 transporter, for potential treatment of epilepsies. The Company's ROCK2 inhibitor and KCC2 activator portfolios have the potential to treat neurological conditions beyond seizures, and represent potential future collaboration opportunities for the Company. Ovid maintains a significant financial interest in the future regulatory development and potential commercialization of soticlestat, which Takeda is responsible for advancing globally. Soticlestat is a cholesterol 24-hydroxylase inhibitor, which is currently in Phase 3 trials for Dravet and Lennox-Gastaut syndromes. For more information about these and other Ovid research programs, please visit www.ovidrx.com.

Forward-Looking Statements
This press release includes certain disclosures that contain “forward-looking statements,” including, without limitation: statements regarding the Phase 1 study in healthy volunteers for OV329; the potential use of OV329, GV101 and OV350; the clinical and regulatory development of our programs, including the anticipated timing of clinical data; the likelihood that data for OV329, GV101 and OV350 will support future development and therapeutic potential; the potential development of GV101 and the library of ROCK2 inhibitors and OV350 and other KCC2 compounds in Ovid’s library; the suitability of Ovid’s library of novel, direct KCC2 transporter activators and the library of ROCK2 inhibitors for a range of formulations and administrations; the timing for filing of Ovid’s IND applications; the potential development and therapeutic opportunity of GV101 and other Rho/Rho associated coiled-coil containing protein kinase 2 inhibitors; and the potential safety, selectivity and potency of our pipeline programs, including GV101 and other ROCK2 inhibitors; the timing for the completion of Takeda’s two pivotal Phase 3 trials evaluating soticlestat for Dravet syndrome and Lennox-Gastaut syndrome; and the duration of Ovid’s expectations regarding its cash runway and the expectation that it will support the advancement of Ovid’s pipeline. You can identify forward-looking statements because they contain words such as “anticipates,” “believes,” “expected,” “intends,” “may,” “plan,” “potentially,” “seek,” “strive” and “will,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances). Forward-looking statements are based on Ovid’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, uncertainties inherent in the preclinical and clinical development and regulatory approval processes, risks related to Ovid’s ability to achieve its financial objectives, the risk that Ovid may not be able to realize the intended benefits of its technology or its business strategy, or risks related to Ovid’s ability to identify business development targets or strategic partners, to enter into strategic transactions on favorable terms, or to consummate and realize the benefits of any business development transactions. Additional risks that could cause actual results to differ materially from those in the forward-looking statements are set forth under the caption “Risk Factors” in Ovid’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on May 5, 2023, and in future filings Ovid makes with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and Ovid assumes no obligation to update any forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.
Condensed Consolidated Statements of Operations
Unaudited

	For The Three Months Ended June 30, 2023	For The Three Months Ended June 30, 2022	For The Six Months Ended June 30, 2023	For The Six Months Ended June 30, 2022
Revenue:
License and other revenue	$75,000	$—	$141,160	$1,445,366
Total revenue	75,000	—	141,160	1,445,366
Operating expenses:
Research and development	5,998,766	6,046,670	12,613,482	13,878,939
General and administrative	8,248,216	8,257,617	16,591,964	18,137,820
Total operating expenses	14,246,982	14,304,287	29,205,447	32,016,759
Loss from operations	(14,171,982)	(14,304,287)	(29,064,286)	(30,571,393)
Other income (expense), net	1,763,652	(284,127)	3,299,747	(125,076)
Loss before provision for income taxes	(12,408,330)	(14,588,414)	(25,764,539)	(30,696,470)
Provision for income taxes	—	—	—	—
Net loss	$(12,408,330)	$(14,588,414)	$(25,764,539)	$(30,696,470)
Net loss per share, basic	$(0.18)	$(0.21)	$(0.37)	$(0.44)
Net loss per share, diluted	$(0.18)	$(0.21)	$(0.37)	$(0.44)
Weighted-average common shares outstanding, basic	70,534,181	70,391,458	70,512,479	70,391,236
Weighted-average common shares outstanding, diluted	70,534,181	70,391,458	70,512,479	70,391,236
Select Condensed Balance Sheet Data
Unaudited

	June 30, 2023	December 31, 2022
Cash, cash equivalents and marketable securities	$96,517,400	$129,001,411
Working capital(1)	92,029,343	124,389,166
Total assets	136,229,764	155,265,814
Total stockholder's equity	110,698,675	132,272,564
(1)Working capital defined as current assets less current liabilities
Contacts
Investors & Media:
Argot Partners
Maeve Conneighton
212-596-7231
ovid@argotpartners.com